                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
          For Annual Meeting for Fiscal Year Ending September 30, 1999

Filed by Registrant                              /x/
Filed by Party other than the Registrant         / /

Check the appropriate box:
  / /      Preliminary Proxy Statement
  / /      Confidential, for Use of the Commission Only(as permitted by Rule
             14-6(e)(2))
  /x/      Definitive Proxy Statement
  / /      Definitive Additional Materials
  / /      Soliciting Material Pursuant to Sec. 240.14a-11(c) or 240.14a-12

                            Harvard Industries, Inc.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
/x/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
             and 0-11.
  1) Title of each class of securities to which transaction applies:
  2)     Aggregate number of securities to which transaction applies:
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):
  4)     Proposed maximum aggregate value of transaction:
  5)     Total fee paid:

 / /     Fee paid previously with preliminary materials

 / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing by registration for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)     Amount Previously Paid:
  2)     Form, Schedule or Registration Statement No.:
  3)     Filing Party:
  4)     Date Filed:

February 1, 2000

Harvard Industries, Inc.
3 Werner Way, Suite 210, Lebanon, NJ  08833

Dear Shareholder:

         You are cordially invited to attend the Company's annual meeting on March 15, 2000. The meeting will begin promptly at 10:00 a.m. at Somerset Hills Hotel, 200 Liberty Corner Road, Warren, NJ.

         At the meeting there will be a current report on the activities of the Corporation followed by discussion and action on the matters described in the Proxy Statement. Shareholders will have an opportunity to comment on or to inquire about the affairs of the Corporation that may be of interest to shareholders generally.

         The vote of every shareholder is important. We would appreciate your signing, and returning the enclosed proxy in the envelope provided for that purpose so that your shares may be represented and voted at the Annual Meeting in the event you do not attend. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

         The Board of Directors and management look forward to greeting those shareholders who are able to attend.

                            Sincerely,

                            /s/ Roger G. Pollazzi

                            Roger G. Pollazzi
                            Chairman of the Board and Chief Executive Officer

                            Harvard Industries, Inc.
                   3 Werner Way, Suite 210, Lebanon, NJ 08833

                                February 1, 2000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         The annual meeting of shareholders of Harvard Industries, Inc. will be held at Somerset Hills Hotel, 200 Liberty Corner Road, Warren, NJ, on March 15, 2000, at 10:00 a.m., for the following purposes:

         1. To elect nine Directors of the Corporation to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualify;

         2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

         The stock transfer books of the Corporation will not be closed, but only shareholders of record at the close of business on January 17, 2000 will be entitled to notice of and to vote at the meeting.

         A list of shareholders of Common Stock entitled to vote at the Annual Meeting of Shareholders will be available for examination 10 days before the Annual Meeting during ordinary business hours at the Company's office at 3 Werner Way, Suite 210, Lebanon, NJ 08833.

         The enclosed proxy is solicited by the Board of Directors of the Corporation. Although the Board of Directors does not intend to bring up any matters for a vote other than those set forth in this Notice of Meeting, discretionary voting authority with regard to any other matters which may properly come before the meeting is conferred upon those persons named on the proxy card. Please refer to the attached Proxy Statement for additional information regarding the items to come before the meeting.

                                          By Order of the Board of Directors,

                                          /s/ D. Craig Bowman

                                          D. Craig Bowman
                                          Vice President, Law and Secretary

                            Harvard Industries, Inc.
                                 Proxy Statement

February 1, 2000

         This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Harvard Industries, Inc. ("Harvard" or the "Company") for the Annual Meeting of shareholders to be held on March 15, 2000. Only shareholders of record at the close of business on January 17, 2000 are entitled to notice of and to vote at the Meeting. This Proxy Statement, the accompanying notice and enclosed proxy card were initially mailed to shareholders on or about February 1, 2000 to afford every shareholder with an opportunity to vote on all matters that properly come before the Annual Meeting.

Proxies and Voting at the Annual Meeting

         Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. All properly signed and dated proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors, shareholders may vote in favor of all nominees or withhold their votes as to any or all nominees. If a shareholder does not return a signed proxy card and does not attend the Annual Meeting to vote in person, his or her shares will not be voted. Abstentions are counted towards determining whether a quorum is present.

         Shareholders are encouraged to mark the boxes on the proxy card to indicate how their shares are to be voted. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations; simply sign, date and return the proxy card in the enclosed envelope. If no specific instructions are given, the shares represented by a signed proxy will be voted for the election of all nominees as directors. The proxy card gives the individuals named as proxies discretionary authority to vote the shares represented on any other matter that is properly presented for action at the Annual Meeting.

         A shareholder may revoke his or her proxy at any time before it is voted by (i) giving notice in writing to the Secretary of the Company; (ii) delivering a duly executed proxy bearing a later date; or (iii) appearing in person and voting at the Annual Meeting.

         It is the policy of the Company that proxies that identify the vote of a specific shareholder are kept confidential, except in a contested proxy or consent solicitation or to meet applicable legal requirements.

         This proxy solicitation is made by the Board of Directors of Harvard and the costs of this solicitation will be borne by Harvard.

         On January 17, 2000, there were 9,591,493 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. On all matters voted on at the Annual Meeting and any adjournment or postponement thereof, the holders of the Common Stock vote together as a single class, with each record holder of Common Stock entitled to one vote per share. Directors will be elected by a plurality of the votes cast by the shareholders voting by person or proxy at the Annual Meeting.

Other Business

         Under the terms of the Company's By-laws, shareholders who intend to present an item of business at the Annual Meeting (other than a proposal submitted for inclusion in the Company's proxy materials) must provide notice to the Company's secretary which is received within ten (10) days following the mailing of the notice of this Annual Meeting.

         Proposals of shareholders intended to be presented at the next Annual Meeting must be received by October 4, 2000 in order to be included in next year's proxy statement and proxy. Proposals of shareholders will be considered untimely unless received by October 4, 2000.

ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

         The Board of Directors proposes the election of the following directors of the Company for a term of one year. Following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

DIRECTORS OF HARVARD:

Roger G. Pollazzi, 62, is Chairman of the Board and Chief Executive Officerof the Company, offices he has filled since November 1998. Mr. Pollazzi joined the Company in November 1997 when he was appointed Chief Operating Officer. Prior to joining the Company, he was associated with Concord Investment Partners, an investment firm headquartered in Concord, Massachusetts, from 1996 to October 1997. From 1992 to 1996, Mr. Pollazzi was Chief Executive Officer and Chairman of the Board of Directors of The Pullman Company, an automotive parts manufacturer. He became a director of Harvard in 1998.

Jon R. Bauer, 43, is a Managing Partner of Contrarian Capital Management, L.L.C., an investment management firm which his a 22% shareholder of the Company. Mr. Bauer was a founding partner of Contrarian Capital management where he has worked since 1995. He became a director of Harvard in 1998 and he serves on the Compensation Committee of the Board.


Thomas R. Cochill, 60, is a founding partner and serves as CEO of Ingenium, LLC, a crisis and transition management consulting firm where he has worked since 1997. He served as the President, Chief Executive Officer and Chairman of the Board of Webcraft Technologies, Inc. ("Webcraft") from 1992 to 1997, a specialty commercial printer. Webcraft emerged from Chapter 11 in 1994. Mr. Cochill currently also serves as a member of the Board of Directors of Grand Union Company, a grocery chain in the Northeast United States, U.S. Leather, inc., a producer of leather and leather products, Golden Books Family Entertainment, Inc., a marketer of children's and family-related media and entertainment products, and Goss Graphic Systems, inc., a manufacturer of printing presses and related equipment worldwide. He became a director of Harvard in 1998.


Raymond Garfield, Jr., 55, has been, since 1992, the President of Garfield Corporation, a national real estate finance and development firm, specializing in design-build/finance projects. In 1992, Mr. Garfield became Chairman and Chief Executive Officer of Vista Properties, Inc., a public national development firm formerly known as Lomas Realty USA. Mr. Garfield guided a restructuring which resulted in Vista's merger with Centex Corporation in 1996. From 1988 to 1992, Mr. Garfield served as a Senior Managing Director of Cushman & Wakefield, responsible for all financial services for the Western U.S. Mr. Garfield has also served as a Vice President of Salomon Brothers from 1984 to 1988 and Senior Vice President and National Sales Manager for Merrill Lynch Commercial Real Estate from 1980 to 1984. He is a graduate of the U.S. Naval Academy and is a former naval aviator. He became a director of Harvard in 1998 and is a member of the Audit Committee.

Donald P. Hilty, 70, is a private business consultant. From 1980 to 1994, Mr. Hilty served as the Chief Economist of the Chrysler Corporation. Also at Chrysler, he held marketing, finance and research positions during twelve years in Geneva, London and Paris. He was a Senior Fellow at the Economic Strategic Institute from 1994 to 1996. Mr. Hilty holds a BA degree from Wheaton College, an MBA from the University of Colorado and a Doctor of Business Administration from the Indiana University Graduate School of Business. He became a director of Harvard in 1998 and serves on the Compensation Committee of the Board.

Andrew P. Hines, 60, has been the Executive Vice President, Chief Financial Officer and a director of

Outboard Marine Corporation,a manufacturer of outboard motors since 1997. Mr. Hines held the position of Senior Vice President and Chief Financial Officer for Woolworth Corporation from 1994 to 1997. Mr. Hines was appointed to the Board effective January 2000.


George A. Poole, Jr., 68, has been a private investor for the previous five years. He also serves as a member of the Board of Directors of Anacomp, Inc., a provider of multiple media data management solutions which emerged from Chapter 11 in 1996. In addition to serving on the Board of Anacomp, Inc. since June 1996, Mr. Poole has served on the Board of Directors of U.S. Home Corp., a home building company since it emerged from Chapter 11 in June 1993. Mr. Poole also served on the Board of Directors of Bibb Company until it was sold in October 1998 and has served on the Board of Directors of Bucyrus International, Inc. and Spreckles Industries. Mr. Poole became a director of Harvard in 1998 and is a member of the Audit Committee of the Board.


James P. Shanahan, Jr., 38, has been the Executive Vice President, General Counsel and a member of the Board of Directors of Packholder Associates, Inc. since 1986. He also serves on the Board of Directors of LaBarge, Inc., a manufacturer of electronic components headquartered in St. Louis, MO. Mr. Shanahan became a director of Harvard in 1998 and is Chairman of the Compensation Committee of the Board.


Richard W. Vieser, 72, has been, since 1989, a private business consultant. He was Chairman, Chief Executive Officer and President of Lear Siegler, Inc. (a diversified manufacturing company) from 1987 to 1989. He was Chairman of the Board and Chief Executive Officer of FL Industries, Inc. and FL Aerospace (Formerly Midland-Ross Corporation) (also a diversified manufacturing company) from 1985 and 1986 to 1989 respectively. He is a former President and Chief Operating Officer of McGraw-Edison Co. Currently Mr. Vieser is the Chairman of Varian Medical Systems and serves as a director of Global Industrial Technologies (formerly INDRESCO, Inc.), International Wire, Sybron International Corporation, and Viasystems Group, Inc. He became a director of Harvard in 1998 and is Chairman of the Audit Committee of the Board.


ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

         The Board of Directors is responsible for supervision of the business, property and affairs of the Company. To assist the Board in its duties, the Board has developed certain authority to its Audit and Compensation Committees. The Board of Directors held eight meetings during the Company's 1999 fiscal year. Overall attendance at Board and committee meetings was 95%. No director failed to attend 75% or more of the Board meetings and 75% or more of the meetings of the Committee on which he served.

Audit Committee

         The Audit Committee, made up of Richard Vieser (Chair), Thomas Cochill, Raymond Garfield and George Poole, is responsible for reviewing reports of the Company's financial results, audits and internal controls. The committee recommends to the Board the selection of the Company's outside auditors and reviews their procedures for ensuring their independence with respect to the services performed for the Company. The Audit Committee is composed of outside directors who are not officers or employees of the Company. The Committee held one meeting in the Company's 1999 fiscal year.

Compensation Committee

         The Compensation Committee, made up of James P. Shanahan, Jr. (Chair), Jon R. Bauer and Donald P. Hilty, administers and approves all elements of compensation for corporate officers and other senior management of the Company. It also approved participation in, and all awards and grants under the Company's Stock Option Plan. Members of this committee are outside directors who are not employees or officers of Harvard and are not eligible to participate in the Company's Stock Option Plan. The Committee held four meetings in the Company's 1999 fiscal year.

Director Compensation

         Non-employee directors receive an annual retainer of $20,000. In addition, each non-employee director receives $1,250 for each Board of Directors meeting attended and $500 for each committee meeting attended ($750 for each committee meeting which does not occur in conjunction with a Board Meeting). Each committee chair receives an additional $500 for each committee meeting chaired. In 1999, each director received a one-time grant of options to acquire 20,000 shares of common stock of the Company at on exercise price of $7.50 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and any persons who own more than ten percent of the Company's Common Stock to file forms reporting their initial beneficial ownership of Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are also required to furnish the Company with copies of all forms they file under Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during the 1999 fiscal year all 16(a) filing requirements were complied with.

Certain Related Transactions

         In the period May 8, 1998 to November 24, 1998, the Company operated under the protection of the bankruptcy court. Upon approval of a plan of reorganization for the Company by the bankruptcy court, certain pre-petition creditors of the Company were issued common stock of the Company for extinguishing their debt claims against the Company. The Company entered into a Registration Rights Agreement dated November 24, 1998, with Lehman Brothers, Inc. and certain initial holders of Reorganized Harvard's new common stock, pursuant to which certain former holders of the Company's pre-petition notes have demand registration rights and piggyback registration rights in respect of the Company's Common Stock issued to them under the plan of reorganization. Those entities reported as greater than 5% shareholders are entitled to exercise registration rights under the agreement. Two of the Company's directors, Messrs. Bauer and Shanahan are affiliated with such shareholders. In order to meet its obligations under the Registration Rights Agreement, the Company has filed a registration statement on Form S-3 under Rule 415 promulgated by the Securities Exchange Commission under the Securities Act of 1933. The registration statement has not yet been declared effective. The Company is required to pay all expenses (other than underwriting discounts and commissions of the selling shareholders) in connection with any demand registration as well as any registration pursuant to the exercise of piggyback rights. The Company has agreed to indemnity the selling shareholders against certain liabilities, including liabilities arising under the Securities Act of 1933.

OWNERSHIP OF SHARES

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of January 17, 2000 by (i) each person known by the Company to own beneficially more than 5% of the outstanding current shares of Common Stock, (ii) each of the Company's directors, (iii) each of the current executive officers whose names appear in the summary compensation table and (iv) all directors and executive officers as a group. As described in the notes to the table, certain of the named individuals sharing voting and/or investment power with respect to certain shares of common stock. Consequently, such shares are known as beneficially owned by more than one person.


Name and Address of Directors, Executive Officers         Number          Shares Underlying Options       Percent
               and 5% Shareholders                                        Exercisable within 60 Days

----------------------------------------------------------------------------------------------------------------------

Contrarian Capital Advisors LLC                           2,244,519                                           21.3%
411 West Putnam Avenue, Suite 225
Greenwich, CT 06830 (1)

Franklin Resources, Inc.                                    939,290                                            9.5%
777 Mariners Island Boulevard
San Mateo, CA  94404 (2)

CIBC Oppenheimer Corp.                                      767,127                                            9.3%
CIBC Oppenheimer Tower, World Financial Center
New York, New York 10281 (3)

Pengo Industries, Inc.                                      591,354                                            6.7%
c/o Smith Management LLC
885 Third Avenue
New York, NY 10022 (4)

Packholder Associates, Inc.                               1,374,888                                           11.7%
8044 Montgomery Road, Suite 480
Cincinnati, OH  45236 (5)

Roger G. Pollazzi                                           930,073                 800,000                    8.8%
3 Werner Way, Suite 210
Lebanon, NJ  08844

Jon R. Bauer (6)                                          2,244,519                                           21.3%

Thomas R. Cochill                                            22,000                  20,000                       *

Raymond Garfield, Jr.                                        22,000                  20,000                       *

Donald P. Hilty                                              22,000                  20,000                       *

George A. Poole, Jr.                                         32,000                  20,000                       *

James P. Shanahan, Jr.                                      314,918                  20,000                    3.1%

Richard W. Vieser                                            22,000                  20,000                       *

James B. Gray                                              126,0000                 100,000                       *

Theodore W. Vogtman                                          90,891                  75,000                       *

J. Vincent Toscano                                           90,891                  75,000                       *

Joseph J. Gagliardi                                          78,425                  75,000                       *

John W. Adams                                               591,354                                            6.7%

All Directors and Executive Officers as a Group           3,804,533            1,245,000.00                   36.1%
(13 persons)


                                                   (footnotes on following page)

*    Less than one (1%) percent of the outstanding shares.
(1) Based on a Schedule 13D filed 8/12/1999 by Contarian Capital Advisors LLC and its affiliates.
(2) Based on a Schedule 13D filed 10/7/1999 by Franklin Resources, Inc. and its affiliates.
(3) Based on a Schedule 13D filed 2/9/1999 by CIBC Oppenheimer Corp. and its affiliates.
(4) Based on a Schedule 13D filed 1/20/1999 by Pengo Industries, Inc. and its affiliates.
(5)      Based on a Schedule 13D filed 1/10/2000 by Packholder Associates,
         Inc. and its affiliates.
(6) Includes 2,244,519 shares owned by Contrarian Advisors LLC of which Mr. Bauer is a manager.

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of all compensation awarded or paid to or earned by the (i) Chief Executive Officer (ii) the four other most highly compensated executive officers of the Company in the Company's 1999 fiscal year, (iii) the former Chief Executive Officer of the Company, and (iv) two former officers of the Company who would have been among the four other most highly compensated executive officers had they been employed by the Company in fiscal year 1999, for services rendered to the Company for the fiscal years ended September 30, 1999, 1998 and 1997.



                            Annual Compensation                                          Long-Term Compensation(1)
                                                                                       Awards                Payouts
------------------------------------------------------------------------------------------------------------------------------------
 Name and Principal     Fiscal     Salary        Bonus         Other                  Securities               LTIP     All Other
     Position           Year       ($)           ($)          Annual                    Under-                 Pay-      Compen-
                                                              Compen-                   lying                  outs      sation
                                                               sation                  Options/                 ($)        ($)
                                                                ($)                     SARS
                                                                                ($)           (#)
------------------------------------------------------------------------------------------------------------------------------------
Roger G. Pollazzi,
Chairman of the
Board and Chief
Executive Officer (2)    1999      832,250   2,475,000 (3)        0             9,000,000     1,200,000            0      73,800
                         1998      525,000           0            0                     0             0            0           0
                         1997            0           0            0                     0             0            0           0

James B. Gray,
President (4)            1999      435,250      50,000            0               750,000       100,000            0      44,670
                         1998      400,000           0            0                     0             0            0           0

Theodore W.
Vogtman,
Executive Vice
President and Chief
Financial Officer (5)    1999      285,250     600,000 (3)        0               541,500        75,000            0      21,800
                         1998      218,750           0            0                     0             0            0           0
                         1997            0           0            0                     0             0            0           0

J. Vincent Toscano,
Executive Vice
President Strategic
Planning (6)             1999      285,250     600,000 (3)        0               562,500        75,000            0      11,800
                         1998      218,750           0            0                     0             0            0           0
                         1997            0           0            0                     0             0            0           0

Joseph J. Gagliardi,
Executive Vice
President,
Administration and
Information Systems      1999      284,494           0            0               541,500        75,000            0     381,800 (7)
                         1998      250,000           0            0                     0             0            0       3,177
                         1997      236,250           0            0                     0             0            0       3,177

John W. Adams,
Former Chairman of
the Board and Chief
Executive Officer (8)    1999      66,6667           0            0                     0             0            0     525,000 (9)
                         1998      400,000           0            0                     0             0            0           0
                         1997      250,000           0            0                     0             0            0           0

Roger L. Burtraw,
Former President
(10)                     1998      298,942      70,000            0                     0             0            0     852,561 (9)
                         1997      350,000      35,000            0                     0             0            0       3,177

Richard T. Dawson,
Former Senior Vice
President Law and
General Counsel
(11)                     1998       80,000           0            0                     0             0            0     407,716 (9)
                         1997      174,259           0            0                     0             0            0       3,385


(1) On November 24, 1998, the effective date of the plan of reorganization, all pre-reorganization stock, options and other equity interests of the Company were cancelled.
(2) Mr. Pollazzi joined the Company in November 1997. Until November 1998, he served as Chief Operating Officer of the Company. Since November 1998, he has served in his current capacity.
(3) Represents payment of bonus payable as part of the plan of reorganization upon the Company's emergence from bankruptcy.

(4) Mr. Gray joined the Company as President in July 1998. His salary for 1998 has been annualized.
(5)      Mr. Vogtman joined the Company in November 1997.
(6)      Mr. Toscano joined the Company in November 1997.
(7) Mr. Gagliardi received $300,000 buyout of a former employment agreement.
(8)      Mr. Adams left the Company in [November 1998].
(9)      Represents primarily severance payments.
(10)     Mr. Burtraw left the Company in July 1998.
(11)     Mr. Dawson left the Company in February 1998.

(12) Unless noted otherwise, represents tax gross-up and Company matching contribution to 401K plan.

Option/SARs Granted in Fiscal Year 1999 (1)


---------------------------------------------------------------------------------------------------------------------------
                                                              Individual Grants
---------------------------------------------------------------------------------------------------------------------------
                                Number of            % of Total          Exercise Price      Expiration     Grant Date
                                Securities           Options/SARS            ($/sh)             Date        Present
                                Underlying           Granted to                                             Value ($) (3)
                                Options/SARs         Employees in
                                Granted (#)(2)       Fiscal Year

---------------------------------------------------------------------------------------------------------------------------
Roger G. Pollazzi            1,200,000 (4)            62.34%                    $7.50       June 2009      $3,268,800
James B. Gray                  100,000 (5)             5.00%          $7.50 and $6.10       June 2009         272,400
Theodore W. Vogtman             75,000 (6)             3.90%          $7.50 and $6.10       June 2009         204,300
J. Vincent Toscano              75,000 (6)             3.90%          $7.50 and $6.10       June 2009         204,300
Joseph G. Gagliardi             75,000 (6)             3.90%          $7.50 and $6.10       June 2009         204,300

(1) On November 24, 1998, the effective date of the plan of reorganization, all pre-reorganization stock, options and other equity interests of the Company were cancelled.
(2) The options granted in fiscal year 1999 to the named executive officers were granted pursuant to the Chief Executive Officer's recommendation and upon consideration by the Compensation Committee.
(3) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy for valuing options. All stock option models require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating Grant Date Present
         Value: expected average time of exercise of 3 years, volatility of 51.6%, dividend yield of 0% and risk-free rate of return of 5.7%. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon the date when they are exercised.
(4)      Granted in June, 1999 at an exercise price of price of $7.50.
(5) Options for 75,000 shares at an exercise price of $7.50 per share were granted in June, 1999 and options for 25,000 shares at an exercise price of $6.10 per share were granted in July, 1999.
(6) Options for 60,000 shares at an exercise price of $7.50 per share were granted in June, 1999 and options for 15,000 shares at an exercise price of $6.10 per share were granted in July, 1999.

HARVARD PENSION PLAN(1)(2)(3)


REMUNERATION                                   YEARS OF SERVICE
---------------   -------------------------------------------------------------------------
                      5           10          20           25          30          40

      $150,000         30,000      60,000      60,000       60,000      66,150      88,200
       200,000         40,000      80,000      80,000       80,000      80,000      94,200
       250,000         50,000     100,000     100,000      100,000     100,000     100,000
       300,000         60,000     120,000     120,000      120,000     120,000     120,000
       400,000         80,000     160,000     160,000      160,000     160,000     160,000
       500,000        100,000     200,000     200,000      200,000     200,000     200,000
       800,000        160,000     320,000     320,000      320,000     320,000     320,000


(1) The Company adopted, effective July 27, 1999, a Supplemental Executive Retirement Plan (SERP) for the benefit of certain key management employees approved by the Board of Directors which is intended to provide retirement benefits to such employees over and above the benefits provided under the Company's Retirement Plan. The SERP provides benefits to the participant based on a higher level of accrual than the Retirement Plan. Benefit accruals under the SERP are capped after 10 years. Full accrual and vesting occurs in the event of a change-in-control. The benefits are paid in the form of a life annuity with payments to beneficiaries guaranteed for 20 years; a lump sum is available with Board approval. Benefits under the SERP do not vest until five years of service have been completed, except in the case of death, disability, or change in control.

(2) Covered compensation is composed of base salary for the calendar year, excluding bonuses, commissions, and other special forms of compensation. The maximum amount of compensation used to determine the benefits shown in the Pension Table above has been limited by federal law. The limit on compensation for 1999 is $160,000.

(3) The Named Officers will have the following estimated credited years of service under the Retirement Plan based on continued service to normal retirement age: Mr. Pollazzi, 9; Mr. Vogtman, 13, Mr. Toscano, 20; Mr.
     Gagliardi: 24; and Mr. Burtraw: 15.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Corporation has, with the direction and supervision of the Compensation Committee of the Board of Directors, established and put into practice compensation policies, plans and programs, whose goals are twofold: to attract and retain qualified executives and to seek to enhance the Corporation's profitability by uniting senior management's interests with those of the Corporation's shareholders.

Base Salary

Compensation for each of the Named Officers, as well as other senior executives, consists of a base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options and retirement benefits. In the setting of base salaries, consideration is given to national and local salary surveys and review of salaries paid to senior executives with comparable qualifications, experience and responsibilities at other companies. Some of the surveyed executives were found to receive compensation higher than the proposed plan and some were found to receive lower compensation. Annual incentive compensation is tied to the Corporation's and the executive's success in achieving significant financial and non- financial goals.

Mr. Pollazzi's compensation is governed by his employment agreement. The material terms of the employment agreement were determined at the time Mr. Pollazzi became an officer of the Company through arms-length negotiations among Mr. Pollazzi, the Unsecured Creditors' Committee and the Company, with each party receiving advice from legal counsel and financial consultants. Prior to the completion of the employment agreement, Mr. Pollazzi and the Compensation Committee agreed to certain revisions to the form and terms of the employment agreement, none of which were material. The Compensation Committee also retained an independent compensation consultant to review the total compensation of the Company's officers in comparison with companies recently emerged from Chapter 11 bankruptcy and other companies in the auto and industrial parts manufacturing businesses. The Company's surveys do not necessarily include the companies in its peer group used in the performance graph under "Performance Graph" herein since the Committee feels that the Company competes for executive talent with companies of similar size, whether or not in its industry and to take cognizance of market conditions for an executive of Mr. Pollazzi's talents. In this regard, Mr. Pollazzi's expertise included the carrying out of restructuring and other major cost savings measures intended to achieve financial stability for companies, such as the Company, emerging from bankruptcy.

The Committee has fixed the base salary paid to the Chief Executive Officer pursuant to the employment agreement and his base salary cannot be set lower than the base salary set forth therein. The Chief Executive Officer recommends the base salaries of the other Named Officers for review and approval by the Committee.

Incentive Compensation

In evaluating and setting the annual incentive compensation plan for the Chief Executive Officer, the Committee developed a bonus incentive predicated on the attainment of specific levels of earnings before interest, taxes, depreciation and amortization for the Company. In setting the annual incentive compensation for the other Named Officers, the Committee considers the recommendations of the Chief Executive Officer among other factors.

Stock Options

Each fiscal year the Committee considers the desirability of granting senior executives, including the Named Officers, awards under the Company's option plan. The Committee believes that past grants of stock options have successfully focused the Company's senior management on building profitability and shareholder value.

In setting the annual incentive compensation for the senior management group, including the Named Officers other than the Chief Executive Officer, the Committee considers the recommendations of the Chief Executive Officer among other factors, taking into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each member of the senior management group. The stock options awarded to the Chief Executive Officer are established separately and are based, among other things, on the Committee's analysis of his past and expected future contributions to the Company's achievement of its long-term performance goals.

CEO Compensation

Based on the Committee's assessment of the criteria outlined above, the Chief Executive Officer was awarded a base salary of $66,666 per month. Such compensation, together with an emergence bonus of $2,475,000 for leading the Company's effort to emerge from Chapter 11 in 1998 was $3,307,250. On the basis of the Committee's evaluation of Chief Executive Officer's contributions toward the achievement of the Company's long-term performance goals, in 1998 the Committee awarded stock options covering an aggregate of 1,200,000 shares of the Company's Common Stock which vest over 3 years ending in May of 2001. Of such options, none were exercised in 1999. All options are exercisable at $7.50 per share. The strategic initiatives accomplished by the Company, in 1999 include the emergence from Chapter 11 bankruptcy and positive results realized by the Company from significant restructuring and cost savings measures instituted under the tenure of the Chief Executive Officer, and favorable corporate developments for increased sales volume with industrial customers as a result of his personal efforts.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986 generally limits to $ 1,000,000 per person the Company's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and each of its other highest paid executive officers to the extent such compensation is not "performance based" within the meaning of Section 162(m). The Committee will in general seek to qualify compensation paid to its executive officers for deductibility under
Section 162(m) in order to decrease the after-tax cost of such compensation to the Company, although there may be circumstances in which it is not possible, or not in the Company's, best interest to do so. In this regard, the Corporation has not structured Mr. Pollazzi's employment agreement so as to ensurethe full deductibility of all amounts payable thereunder.

The foregoing report has been furnished by:

The Compensation Committee

By: James P. Shanahan (Chair)

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG HARVARD INDUSTRIES, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX


                                                    FISCAL YEAR ENDING
                                -----------------------------------------------------------
COMPANY/INDEX/MARKET            11/30/1998   12/31/1998   3/31/1999   6/30/1999   9/30/1999

Harvard Industries, Inc.         $ 100.00     $  87.14    $  91.43    $  81.43    $ 106.43

Motor Vehicle Parts                100.00       103.33       93.55      105.95       91.91

NASDAQ Market Index                100.00       113.16      126.43      137.57      139.81

Note: Base price date is 11/30/1998

                     ASSUMES $100 INVESTED ON NOV. 30, 1998
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING SEPT. 30, 1999

                                     PROXY

                            HARVARD INDUSTRIES, INC.

                                  3 Werner Way
                               Lebanon, NJ 08833

                   Proxy Solicited by the Board of Directors
                     for the Annual Meeting of Shareholders
                                 March 15, 2000

Roger G. Pollazzi and D. Craig Bowman, or any of them individually and each of them with power of substitution, are hereby appointed Proxies of the undersigned to vote all shares of Common Stock of Harvard Industries, Inc. owned on the record date by the undersigned at the Annual Meeting of Shareholders to be held at Somerset Hills Hotel, 200 Liberty Corner Road, Warren, NJ at 10:00 a.m. on Wednesday, March 15, 2000, or any adjournment thereof, upon such business as may properly come before the meeting, including the items on the reverse side of this form as set forth in the Notice of 2000 Annual Meeting and Proxy Statement, dated February 1, 2000.

Election of Directors, Nominees:
(01) Roger G. Pollazzi, (02) Jon R. Bauer, (03) Thomas R. Cochill, (04) Raymond Garfield, Jr., (05) Donald P. Hilty, (06) Andrew P. Hines, (07) George A. Poole, Jr., (08) James P. Shanahan, Jr., (09) Richard W. Vieser

(Shares cannot be voted unless this Proxy Card is signed and returned, or other specific arrangements are made to have the shares represented at the meeting.)

----------------                                              -----------------
  SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
      SIDE                                                           SIDE
----------------                                              -----------------

                                  DETACH HERE

/X/ Please mark
    votes as in
    this example.

  Harvard's Directors recommend a vote for Proposal 1.
  SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

  1. Election of Directors.

                         FOR         WITHHELD
                         / /            / /

  / /
     --------------------------------------
     For all nominees except as noted above


                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

                              MARK HERE IF YOU PLAN TO ATTEND THE MEETING    / /

                              PLEASE SIGN AND DATE BELOW, DETACH AND RETURN IN ENCLOSED ENVELOPE.

Signature:                   Date:        Signature:                 Date:
          -----------------       -----             ---------------       -----